Exhibit 99.1

Lottery.com Announces Strong Third Quarter Results and Year-to-Date Revenue Increase of $42.8 Million Over Prior-Year Period

Third quarter 2021 revenue of $32.2 million and net income of $11.2 million

Strong growth in user transaction profitability

AUSTIN, Texas, November 15, 2021 -- (GLOBE NEWSWIRE) -- Lottery.com Inc. (Nasdaq: LTRY, LTRYW) (“Lottery.com” or the “Company”), a leading technology company that is transforming how, where and when lottery is played, reported financial results for the third quarter ended September 30, 2021. These results were achieved prior to the closing of the Company’s business combination with Trident Acquisitions Corp. on October 29, 2021. The Company’s unaudited financial statements for the third quarter of 2021 and other information have been filed in a Current Report on Form 8-K/A today with the U.S. Securities and Exchange Commission (“SEC”).

Tony DiMatteo, Lottery.com Co-Founder and CEO, commented, “We are proud of the strong revenue and profitability growth we achieved in the third quarter. While we were working toward the completion of our business combination, we acted decisively to advance our plans for our global affiliate program and monetize one of our assets by leveraging a B2B partner relationship. The start of this program provided increased revenue in the third quarter and is an essential building block of our B2B2C strategy, which we expect will lead to an increased user base and additional revenue from those end users going forward. Additionally, the implementation of a dynamic pricing model and improvements to our app, such as push notifications, contributed to strong growth in gross profit per transaction compared to the prior year period.”

Mr. DiMatteo continued, “Now that we have successfully completed our business combination, we are focused on utilizing the proceeds we realized from the transaction, along with our third quarter profits, to accelerate our targeted user marketing campaigns, enter new markets, expand our product offerings, and execute strategic and synergistic acquisitions. With our low customer acquisition costs, large addressable markets and leading brands, we look forward to realizing the profitable growth opportunities before us.”

Third Quarter 2021 Results

Q3 2021 Financial Highlights	Three Months Ended September 30,
	2021	2020	Change
(in millions, except percentages; unaudited)
Revenues	$32.2	$1.6	$30.6
Gross Profit	$20.3	$0.9	$19.4
Gross Margin	63.0%	54.9%	8.1%
Net Income	$11.2	$(1.2)	$12.3

Q3 2021 User Metrics (1)	Three Months Ended September 30,
	2021	2020	Change

Transactions per user	12.4	11.2	1.2
Tickets per transaction	3.8	3.5	0.3
Revenue per transaction	$9.52	$8.20	$1.32
Gross profit per transaction	$1.69	$0.93	$0.76
Gross margin per transaction	17.8%	11.3%	6.4%

(1) Excludes B2B users who made purchases through an affiliate or API partner

Third quarter 2021 revenue was $32.2 million, an increase of $30.6 million from the third quarter of 2020. The growth was driven by the global affiliate marketing program.

Third quarter 2021 gross profit was $20.3 million, an increase of $19.4 million from the third quarter of 2020. The increase was driven by the global affiliate marketing program as well as improved user profitability.

Third quarter 2021 gross profit per transaction was $1.69, or a $0.76 increase from the third quarter of 2020. The increase was driven by the implementation of a dynamic pricing model and improvements made to the Company’s platform, including push notifications, which contributed to higher tickets sold per transaction and higher revenue per transaction.

Third quarter 2021 net income was $11.2 million, compared to a net loss of $1.2 million in the third quarter of 2020. The improvement was driven by the increase in gross profit partially offset by expenses associated with the business combination.

Outlook and Update Following Business Combination

The Company expects to meet or exceed its previous guidance of $71 million for full year 2021 revenue.

On October 29, 2021, the Company successfully completed its business combination with Trident Acquisitions Corp. As a result of the transaction, Lottery.com received $42.8 million in net proceeds and converted $60 million of debt and accrued interest into equity. Following the completion of the business combination, the Company’s top strategic priorities include:

●	Continuing development of Project Nexus’ blockchain-based gaming platform and launch of its first proprietary lottery game in 2022;

●	Initiating new targeted marketing campaigns to broaden its B2C user base;

●	Entering new markets in both the U.S. and internationally by the end of 2021 and entering New York and New Jersey in 2022;

●	Developing and continually introducing new products to the Lottery.com platform, including additional state-specific games and digital scratcher games;

●	Adding new affiliates and API partners to the Company’s B2B segment; and

●	Executing on strategic and synergistic acquisitions, including those that will drive the Sports.com platform.

About Lottery.com

Lottery.com is a leading technology company that is transforming how, where and when lottery is played. Its engaging mobile and online platforms enable players and commercial partners located in the United States and internationally to remotely purchase legally sanctioned lottery games. Fans and subscribers look to Lottery.com for compelling, real-time results on more than 800 lottery games from more than 40 countries. Additionally, through WinTogether.org, Lottery.com is fundamentally changing how non-profit donors are incentivized to action by gamifying charitable giving. In all that it does, Lottery.com’s mission remains the same: an uncompromising passion to innovate, grow a new demographic of enthusiasts, deliver responsible and trusted solutions, and promote community and philanthropic initiatives. For more information, visit http://www.lottery.com.

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact included in this press release, regarding the company’s future financial performance, as well as the company’s strategy, future operations, revenue guidance, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Lottery.com disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Lottery.com cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Lottery.com. In addition, Lottery.com cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the outcome of any legal proceedings that may be instituted against Lottery.com; (ii) Lottery.com’s ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and Lottery.com’s accounting staffing levels; (iii) the effects of competition on Lottery.com’s future business; (iv) risks related to Lottery.com’s dependence on its intellectual property and the risk that Lottery.com’s technology could have undetected defects or errors; (v) changes in applicable laws or regulations; (vi) risks related to the COVID-19 pandemic and its effect directly on Lottery.com and the economy generally; (vii) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; (viii) the possibility that Lottery.com may be adversely affected by other economic, business, and/or competitive factors; (ix) the ability of Lottery.com to achieve its strategic and growth objectives as stated or at all; and (x) those factors discussed in the proxy statement/prospectus filed by Lottery.com with the SEC under the heading “Risk Factors” and the other documents filed, or to be filed, by Lottery.com with the SEC. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that Lottery.com has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov.

AutoLotto, Inc.

Condensed Consolidated Balance Sheets

	As of September 30,	As of December 31,
	2021	2020
	(unaudited)

Assets
Cash	$1,179,467	$3,825,511
Restricted cash	-	6,950,000
Accounts receivable	33,072,278	26,195
Prepaid expenses	10,815,458	22,013,110
Other current assets	238,627	788,033
Total current assets	45,305,830	33,602,849
Investments	250,000	250,000
Goodwill	17,937,691	12,997,048
Intangible assets, net	27,820,753	3,211,250
Property and equipment, net	1,297,885	670,952
Total assets	$92,612,159	$50,732,099

Liabilities
Trade payables	$2,986,762	$2,176,621
Deferred revenue	598,214	7,763,593
Convertible debt, net - current	8,912,163	8,882,665
Notes payable - current	4,077,982	12,207,180
Accrued interest	3,435,111	721,717
Accrued and other expenses	4,992,522	2,335,350
Total current liabilities	25,002,754	34,087,126
Convertible debt, net - non current	31,569,218	10,000
Other long term liabilities	1,600,000	-
Total liabilities	58,171,972	34,097,126

Stockholders’ Equity
Controlling Interest
Common stock	5,912	5,159
Par value $.001, 8,610,000 shares authorized, 5,910,980 and 5,158,607 issued and outstanding as of September 30, 2021 and December 31, 2020 respectively
Preferred stock - series seed	63	63
Par value $.0001, 633,000 shares authorized, 633,000 issued and outstanding as of September 30, 2021 and December 31, 2020 respectively
Preferred stock - series A	122	122
Par value $.0001, 1,220,000 shares authorized, 1,220,000 issued and outstanding as of September 30, 2021 and December 31, 2020 respectively
Preferred stock - series A1	22	22
Par value $.0001, 225,000 shares authorized, 223,749 issued and outstanding as of September 30, 2021 and December 31, 2020 respectively
Preferred stock - series A2	30	30
Par value $.0001, 305,000 shares authorized, 302,668 issued and outstanding as of September 30, 2021 and December 31, 2020 respectively
Additional paid-in capital	123,368,737	111,770,147
Accumulated deficit	(91,577,868)	(95,140,570)
Total AutoLotto Inc. stockholder’s equity	31,797,018	16,634,973
Noncontrolling Interest	2,643,169	-
Total Stockholders’ Equity	34,440,187	16,634,973
Total Liabilities & Stockholders’ Equity	$92,612,159	$50,732,099

AutoLotto, Inc.

Condensed Consolidated Statements of Operations

Three Months Ended September 30, 2021 and 2020 and Nine Months Ended

September 30, 2021 and 2020

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenue	$32,248,036	$1,602,916	$47,035,327	$4,197,314
Cost of revenue	11,920,721	722,363	15,925,072	1,770,885
Gross profit	20,327,315	880,554	31,110,255	2,426,429

Operating expenses:
Personnel costs	1,614,063	974,139	4,138,240	2,975,464
Professional fees	976,679	182,502	5,174,378	638,878
General and administration	1,085,431	163,691	4,355,760	593,380
Depreciation and amortization	1,530,026	355,671	2,904,000	1,065,490
Total operating expenses	5,206,199	1,676,004	16,572,378	5,273,211
Income (loss) from operations	15,121,116	(795,450)	14,537,877	(2,846,782)

Other expenses
Interest expense	3,789,316	296,517	9,318,638	881,553
Other expense	178,952	68,218	1,656,540	416,858
Total other expenses, net	3,968,268	364,735	10,975,178	1,298,411

Net income (loss)	$11,152,848	$(1,160,185)	$3,562,699	$(4,145,193)

Net income (loss) per common share
Basic	$1.89	$(0.22)	$0.64	$(0.80)
Diluted	$0.24	$(0.22)	$0.08	$(0.80)

Weighted average common shares outstanding
Basic	5,900,980	5,158,607	5,534,794	5,158,607
Diluted	45,956,427	5,158,607	45,590,241	5,158,607

AutoLotto, Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2021	2020
	(unaudited)
Cash flow from operating activities
Net income (loss)	$3,562,698	$(4,145,193)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,904,000	1,065,490
Amortization of debt discount	2,296,747	126,096
Amortization of beneficial conversion feature	4,191,530	494,639
Stock based compensation expense	6,479	13,872
Forgiveness of PPP Loan	(493,225)	-
Loss on extinguishment of debt	71,174	-
Issuance of debt to pay expenses	1,003,983	-

Changes in assets & liabilities:
Accounts receivable	(33,046,083)	1,625
Prepaid expenses	11,202,143	103,253
Other current assets	561,321	(23,975)
Trade payables	808,670	(391,352)
Deferred revenue	(7,165,379)	578,759
Accrued interest	2,758,009	260,818
Accrued and other expenses	3,979,552	399,445
Net cash used in operating activities	(7,358,379)	(1,516,522)

Cash flow from investing activities
Purchases of property and equipment	(1,097,993)	(21,915)
Purchases of intangible assets	(3,000,000)	-
Cash paid for acquisitions, net of cash acquired	(10,012,540)	-
Net cash used in investing activities	(14,110,533)	(21,915)

Cash flow from financing activities
Issuance of digital securities	108,332	487,494
Proceeds from exercise of options	47,130	-
Proceeds from issuance of convertible debt	13,483,500	365,000
Proceeds from government loan	-	643,125
Proceeds from issuance of notes payable	-	27,699
Principal payments on notes payable	(1,766,093)	(44,148)
Net cash provided by financing activities	11,872,869	1,479,170
Net change in net cash and restricted cash	(9,596,044)	(59,266)
Cash at beginning of period	10,775,511	158,492
Cash at end of period	$1,179,467	$99,226

SUPPLEMENTAL DISCLOSURES:
Interest paid in cash	$40,916	$-
Non cash investing and financing activities
Conversion of convertible debt into common stock	$935,000	$-
Capitalization of interest from loan extinguishment	$44,614	-
Purchase of intangible assets through the issuance of convertible debt	$15,450,000	$-
Issuance of convertible debt in exchange for outstanding liabilities	$2,108,983	$-
Issuance of convertible debt in exchange for notes payable	$4,531,250
Common stock issued as part of acquisition	$459,691	$-

Lottery.com Contact:

Matthew Schlarb

VP, Investor Relations

(512) 585-7789

ir@lottery.com